Exhibit 3.68

ATK COMMERCIAL AMMUNITION HOLDINGS INC.

BYLAWS

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3.8.	Chairman	6
3.9.	Chief Executive Officer	7
3.10.	President	7
3.11.	Vice Presidents	7
3.12.	Chief Financial Officer	7
3.13.	Chief Operating Officer	7
3.14.	Treasurer	7
3.15.	Assistant Treasurers	8
3.16.	Controller	8
3.17.	Secretary	8
3.18.	Assistant Secretaries	8

Article 4.	Capital Stock	8

4.1.	Stock Certificates	8
4.2.	Registration; Registered Owners	9
4.3.	Stockholder Addresses	9
4.4.	Transfer of Shares	9
4.5.	Lost, Stolen, Destroyed or Mutilated Certificates	9

Article 5.	General Provisions	9
5.1.	Waiver of Notice	9
5.2.	Electronic Transmissions	10
5.3.	Fiscal Year	10
5.4.	Voting Stock of Other Organizations	10
5.5.	Corporate Seal	10
5.6.	Amendment of Bylaws	10

Article 6.	Indemnification	10
6.1.	Indemnification	10
6.2.	Advancement of Expenses	10
6.3.	Non-Exclusivity	10
6.4.	Heirs and Beneficiaries	11
6.5.	Effect of Amendment	11

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BYLAWS
OF
ATK COMMERCIAL AMMUNITION HOLDINGS INC.

Adopted by the Incorporator on December 19, 2005 and Ratified by the Board of Directors on December 27, 2005.

Article  1.                                         Stockholders’ Meetings

1.1.                                  Place of Meetings.  Meetings of the stockholders shall be held at such place, either within or without the State of Delaware, as the board of directors shall determine.  Rather than holding a meeting at any place, the board of directors may determine that a meeting shall be held solely by means of remote communications, which means shall meet the requirements of the Delaware General Corporation Law.

1.2.                                  Annual Meeting.  The annual meeting of the stockholders for the election of the directors and the transaction of such other business as may properly be brought before the meeting shall be held on the date and at the time designated by the board of directors.

1.3.                                  Special Meetings.  Special meetings of the stockholders for any purpose or purposes may be called by the board of directors.  No other person or persons may call a special meeting.  The business to be transacted at any special meeting shall be limited to the purposes stated in the notice.

1.4.                                  Remote Communications.  The board of directors may permit the stockholders and their proxy holders to participate in meetings of the stockholders (whether such meetings are held at a designated place or solely by means of remote communication) using one or more methods of remote communication that satisfy the requirements of the Delaware General Corporation Law.  The board of directors may adopt such guidelines and procedures applicable to participation in stockholders’ meetings by means of remote communication as it deems appropriate.  Participation in a stockholders’ meeting by means of a method of remote communication permitted by the board of directors shall constitute presence in person at the meeting.

1.5.                                  Notice of Meetings.  Notice of the place, if any, date and hour of any stockholders’ meeting shall be given to each stockholder entitled to vote.  The notice shall state the means of remote communications, if any, by which stockholders and proxy holders may be deemed present in person and vote at the meeting.  If the voting list for the meeting is to be made available by means of an electronic network or if the meeting is to be held solely by remote communication, the notice shall include the information required to access the reasonably accessible electronic network on which the corporation will make its voting list available either prior to the meeting or, in the case of a meeting held solely by remote communication, during the meeting.  Notice of a special meeting shall also state the purpose or purposes for which the meeting has been called.  Unless otherwise provided in the Delaware General Corporation Law, notice shall be given at least 10 days but not more than 60 days before the date of the meeting.  Without limiting the manner by which notice may otherwise be given, notice may be given by a form of electronic transmission that satisfies the requirements of the Delaware General Corporation Law and has been consented to by the stockholder to whom notice is given.  If mailed, notice shall be deemed given when deposited in the U.S. mail, postage prepaid, directed to the stockholder’s address as it appears in the corporation’s records.  If given by a form of electronic transmission consented to by the stockholder to whom notice is given, notice shall be deemed given at the times specified with respect to the giving of notice by electronic transmission in the Delaware General Corporation Law.  An affidavit of the corporation’s secretary, an assistant secretary or an agent of the corporation that notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated in the affidavit.

1.6.                                  Quorum.  The presence, in person or by proxy, of the holders of a majority of the voting power of the stock entitled to vote at a meeting shall constitute a quorum.  In the absence of a quorum, either the chairman or the holders of a majority of the voting power of the stock present, in person or by proxy, and entitled to vote at the meeting may adjourn the meeting in the manner provided in Section 1.7 until a quorum shall be present.  A quorum, once established at a meeting, shall not be broken by the withdrawal of the holders of enough voting power to leave less than a quorum.  If a quorum is present at an original meeting, a quorum need not be present at an adjourned session of that meeting.

1.7.                                  Adjournment of Meetings.  Either the chairman or the holders of a majority of the voting power of the stock present, in person or by proxy, and entitled to vote at the meeting may adjourn any meeting of stockholders from time to time.  At any adjourned meeting the stockholders may transact any business that they might have transacted at the original meeting.  Notice of an adjourned meeting need not be given if the time and place, if any, or the means of remote communications to be used rather than holding the meeting at any place are announced at the meeting so adjourned, except that notice of the adjourned meeting shall be required if the adjournment is for more than 30 days or if after the adjournment a new record date is fixed for the adjourned meeting.

1.8.                                  Voting List.  At least 10 days before every meeting of the stockholders, the secretary of the corporation shall prepare a complete alphabetical list of the stockholders entitled to vote at the meeting showing each stockholder’s address and number of shares.  This voting list does not need to include electronic mail addresses or other electronic contact information for any stockholder nor need it contain any information with respect to beneficial owners of the shares of stock owned, although it may do so.  For a period of at least 10 days before the meeting, the voting list shall be open to the examination of any stockholder for any purpose germane to the meeting either on a reasonably accessible electronic network (provided that the information required to gain access to the list is provided with the notice of the meeting) or during ordinary business hours at the corporation’s principal place of business.  If the list is made available on an electronic network, the corporation may take reasonable steps to ensure that it is available only to stockholders.  If the stockholders’ meeting is held at a place, the voting list shall be produced and kept at that place during the whole time of the meeting.  If the stockholders’ meeting is held solely by means of remote communications, the voting list shall be made available for inspection on a reasonably accessible electronic network during the whole time of the meeting.  In either case, any stockholder may inspect the voting list at any time during the meeting.

1.9.                                  Vote Required.  Subject to the provisions of the Delaware General Corporation Law requiring a higher level of votes to take certain specified actions and to the terms of the corporation’s certificate of incorporation that set special voting requirements, the stockholders shall take action on all matters other than the election of directors by a majority of the voting power of the stock present, in person or by proxy, at the meeting and entitled to vote on the matter.  The stockholders shall elect directors by a plurality of the voting power of the stock present, in person or by proxy, at the meeting and entitled to vote on the matter.

1.10.                           Chairman; Secretary.  The following people shall preside over any meeting of the stockholders: the chairman, or in the chairman’s absence, the president, or, in the absence of the president, a chairman designated by the board of directors, or, in the absence of a chairman designated by the board of directors, a chairman chosen by the stockholders at the meeting.  In the absence of the secretary and any assistant secretary, the chairman of the meeting may appoint any person to act as secretary of the meeting.

1.11.                           Rules of Conduct.  The board of directors may adopt such rules, regulations and procedures for the conduct of any meeting of the stockholders as it deems appropriate including rules, regulations and procedures regarding participation in the meeting by means of remote communication.  Except to the extent inconsistent with any applicable rules, regulations or procedures adopted by the board of directors, the chairman may adopt such rules, regulations and procedures for the meeting, and take such actions with respect to the conduct of the meeting, as the chairman deems appropriate.  The rules, regulations and procedures adopted may include, without limitation, ones that (i) establish an agenda or order of business, (ii) are intended to maintain order and safety at the meeting, (iii) restrict entry to the meeting after the time fixed for its commencement and (iv) limit the time allotted to stockholder questions or comments.  Unless otherwise determined by the board of directors or the chairman, meetings of the stockholders need not be held in accordance with the rules of parliamentary procedure.

1.12.                           Inspectors of Elections.  The board of directors or the chairman may appoint one or more inspectors of election and any substitute inspectors to act at the meeting or any adjournment thereof.  Inspectors may be officers, employees or agents of the corporation.  Each inspector, before entering on the discharge of the inspector’s duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of the inspector’s ability.  Inspectors shall have the duties prescribed by the Delaware General Corporation Law.  At the request of the chairman, the inspector or inspectors shall prepare a written report of the results of the votes taken and of any other question or matter that that inspector or inspectors determined.

1.13.                           Record Date.  If the corporation proposes to take any action for which the Delaware General Corporation Law would permit it to set a record date, the board of directors may set such a record date as provided under the Delaware General Corporation Law.

1.14.                           Written Consent.  Any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting, without prior notice and without a vote by means of a stockholder written consent meeting the requirements of the Delaware General Corporation Law.  Prompt notice of the taking of action without a meeting by less than a unanimous written consent shall be given to those stockholders who have not consented as required by the Delaware General Corporation Law.

Article  2.                                         Directors

2.1.                                  Number and Qualifications.  The board of directors shall consist of such number as may be fixed from time to time by resolution of the board of directors.  Directors need not be stockholders.

2.2.                                  Term of Office.  Each director shall hold office until his or her successor is elected or until his or her earlier death, resignation or removal.

2.3.                                  Resignation.  A director may resign, as a director or as a committee member or both, at any time by giving notice in writing or by electronic transmission to the corporation addressed to the board of directors, the chairman, the president or the secretary.  A resignation will be effective upon its receipt by the corporation unless the resignation specifies that it is to be effective at some later time or upon the occurrence of some specified later event.

2.4.                                  Vacancies.  Any vacancy in the board of directors, including a vacancy resulting from an enlargement of the board of directors, may be filled by a vote of the majority of the remaining directors, although less than a quorum, or by a sole remaining director.  A director appointed by the board of directors shall hold office for the remainder of the term of the director he or she is replacing.

2.5.                                  Regular Meetings.  The board of directors may hold regular meetings without notice at such times and places as it may from time to time determine, provided that notice of any such determination shall be given to any director who is absent when such a determination is made.  A regular meeting of the board of directors may be held without notice immediately after and at the same place as the annual meeting of the stockholders.

2.6.                                  Special Meetings.  Special meetings of the board of directors may be called by the chairman, the chief executive officer or by any director.  Notice of any special meeting shall be given to each director and shall state the time and place for the special meeting.

2.7.                                  Notice.  Any time it is necessary to give notice of a board of directors’ meeting, notice shall be given (i) in person or by telephone to the director at least 24 hours in advance of the meeting, (ii) by personally delivering written notice to the director’s last known business or home address at least 24 hours in advance of the meeting, (iii) by delivering an electronic transmission (including, without limitation, via telefacsimile or electronic mail) to the director’s last known number or address for receiving electronic transmissions of that type at least 24 hours in advance of the meeting, (iv) by depositing written notice with a reputable delivery service or overnight carrier addressed to the director’s last known business or home address for delivery to that address no later than the business day preceding the date of the meeting or (v) by depositing written notice in the U.S. mail, postage prepaid, addressed to the director’s last known business or home address no later than the third business day preceding the date of the meeting.  Notice of a meeting need not be given to any director who attends a meeting without protesting prior to the meeting or at its commencement to the lack of notice to that director.  A notice of meeting need not specify the purposes of the meeting.

2.8.                                  Quorum.  One-third of the directors in office at the time shall constitute a quorum.  In the absence of a quorum, the directors present may adjourn the meeting without notice until a quorum shall be present, at which point the meeting may be held.

2.9.                                  Vote Required.  The board of directors shall act by the vote of a majority of the directors present at a meeting at which a quorum is present.

2.10.                           Chairman; Secretary.  If the chairman is not present at any meeting of the board of directors, then the board of directors shall choose a director who is present at the meeting to preside over it.  In the absence of the secretary and any assistant secretary, the chairman may appoint any person to act as secretary of the meeting.

2.11.                           Use of Communications Equipment.  Directors may participate in meetings of the board of directors or any committee of the board of directors by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other.  Participation in a meeting in this manner shall constitute presence in person at the meeting.

2.12.                           Action Without a Meeting.  Any action required or permitted to be taken at any meeting of the board of directors may be taken without a meeting if all of the directors consent to the action in writing or by electronic transmission.  The writing or writings or electronic transmission or transmissions shall be filed with the minutes of the proceedings of the board of directors or of the relevant committee.

2.13.                           Compensation of Directors.  The board of directors shall from time to time determine the amount and type of compensation to be paid to directors for their service on the board of directors and its committees.

2.14.                           Committees.  The board of directors may, by resolution adopted by a majority of the total number of directors, designate one or more committees, each of which shall consist of one or more directors.  The board of directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.  In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in place of any such absent or disqualified member.  Any committee shall, to the extent provided in a resolution of the board of directors and subject to the limitations contained in the Delaware General Corporation Law, have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation.  Each committee shall keep such records and report to the board of directors in such manner as the board of directors may from time to time determine.  Except as the board of directors may otherwise determine, any committee may make rules for the conduct of its business.  Unless otherwise provided in a resolution of the board of directors or in rules adopted by the committee, each committee shall conduct its business as nearly as possible in the same manner as is provided in these bylaws for the board of directors.

Article  3.                                         Officers

3.1.                                  Offices Created; Qualifications; Election.  The corporation shall have a chairman, a chief executive officer, a president, one or more vice presidents, a secretary, a treasurer and such other officers, if any, as the board of directors from time to time may appoint.  Each of the Chairman and the President shall have the power to appoint officers, other than the Chairman, President, Secretary and Treasurer.  With the exception of the chairman, who shall be a director, any officer may be, but need not be, a director or stockholder.  The same person may hold any two or more offices.  The board of directors may elect officers at any time.

3.2.                                  Term of Office.  The term of each officer elected by the Board of Directors shall be until the succeeding Board of Directors meeting immediately following the annual meeting of stockholders and until their successor is elected and qualified unless sooner terminated as provided by the Bylaws or by law.  The term of each officer appointed by the Chairman of the Board or the President shall be until terminated as provided by the Bylaws or by law.  The term of an officer who is a director shall not be affected by the termination of the officer’s directorship.

3.3.                                  Removal of Officers.  Any officer may be removed from office at any time, with or without cause, by the board of directors.

3.4.                                  Resignation.  An officer may resign at any time by giving notice in writing or by electronic transmission to the corporation addressed to the board of directors, the chairman, the president or the secretary.  A resignation will be effective upon its receipt by the corporation unless the resignation specifies that it is to be effective at some later time or upon the occurrence of some specified later event.

3.5.                                  Vacancies.  A vacancy in any office may be filled by the board of directors.

3.6.                                  Compensation.  Officers shall receive such amounts and types of compensation for their services as shall be fixed by the board of directors.

3.7.                                  Powers.  Unless otherwise specified by the board of directors, each officer shall have those powers and shall perform those duties that are (i) set forth in these bylaws (if any are so set forth), (ii) set forth in the resolution of the board of directors electing that officer or any subsequent resolution of the board of directors with respect to that officer’s duties or (iii) commonly incident to the office held.

3.8.                                  Chairman.  The chairman shall preside at all meetings of the stockholders and directors and shall have such other duties as may be prescribed, from time to time, by the board of directors.  If the board of directors has not elected a chief executive officer, the Chairman shall be the chief executive officer.  The chairman shall have the authority to delegate signature authority for the conduct of the Corporation’s day-to-day business to such other officers or employees of the Corporation as he or she may deem appropriate.  The chairman shall be a director.

3.9.                                  Chief Executive Officer.  The chief executive officer shall, subject to the direction and control of the board of directors, have general control and management of the business, affairs and policies of the corporation and over its officers and shall see that all orders and resolutions of the board of directors are carried into effect.  The chief executive officer shall have the power to sign all certificates, contracts and other instruments on behalf of the corporation.

3.10.                           President.  The president shall be subject to the direction and control of the chief executive officer and the board of directors and shall have general active management of the business, affairs and policies of the corporation.  The president shall have the power to sign all certificates, contracts and other instruments on behalf of the corporation.  If the board of directors has elected a chief executive officer and that officer is absent, disqualified from acting, unable to act or refuses to act, then the president shall have the powers of, and shall perform the duties of, the chief executive officer.  The President shall be entitled to delegate such part of his or her signature authority or his or her duties as he or she may deem reasonable or necessary in the conduct of the business of the Corporation to one or more officers or employees of the Corporation, who shall each have such duties and authority as shall be determined from time to time by the President or as may be set forth in any agreement between such employee and the Corporation.

3.11.                           Vice Presidents.  The vice president(s) shall be subject to the direction and control of the board of directors, the chief executive officer and the president and shall have such powers and duties as the board of directors, the chief executive officer or the president may assign to them.  If the board of directors elects more than one vice president, then it shall determine their respective titles, seniority and duties.  If the president is absent, disqualified from acting, unable to act or refuses to act, the most senior in rank of the vice presidents (as determined by the board of directors) shall have the powers of, and shall perform the duties of, the president.

3.12.                           Chief Financial Officer.  The chief financial officer, if any, shall be subject to the direction and control of the board of directors and the chief executive officer, shall have primary responsibility for the financial affairs of the corporation and shall perform such other duties as the chief executive officer may assign.

3.13.                           Chief Operating Officer.  The chief operating officer, if any, shall be subject to the direction and control of the board of directors and the chief executive officer, shall have primary responsibility for the management and supervision of the day-to-day operations of the corporation and shall perform such other duties as the chief executive officer may assign.

3.14.                           Treasurer.  The treasurer shall have charge and custody of and be responsible for all funds, securities and valuable papers of the corporation.  The treasurer shall deposit all funds in the depositories or invest them in the investments designated or approved by the board of directors or any officer or officers authorized by board of directors to make such determinations.  The treasurer shall disburse funds under the direction of the board of directors or any officer or officers authorized by the board of directors to make such determinations.  The treasurer shall keep full and accurate accounts of all funds received and paid on account of the corporation and shall render a statement of these accounts whenever the board of directors or the chief executive officer shall so request.  If the board of directors has not elected a chief financial officer, the treasurer shall be the chief financial officer.  If the board of directors has not elected a controller, the treasurer shall be the controller.

3.15.                           Assistant Treasurers.  The assistant treasurers, if any, shall have such powers and duties as the board of directors, the chief executive officer, the president or the treasurer may assign to them.  If the board of directors elects more than one assistant treasurers, then it shall determine their respective titles, seniority and duties.  If the treasurer is absent, disqualified from acting, unable to act or refuses to act, the most senior in rank of the assistant treasurers (as determined by the board of directors) shall have the powers of, and shall perform the duties of, the treasurer.

3.16.                           Controller.  The controller, if any, shall be the chief accounting officer of the corporation and shall be in charge of its books of account, accounting records and accounting procedures.

3.17.                           Secretary.  The secretary shall, to the extent practicable, attend all meetings of the stockholders and the board of directors.  The secretary shall record the proceedings of the stockholders and the board of directors, including all actions by written consent, in a book or series of books to be kept for that purpose.  The secretary shall perform like duties for any committee of the board of directors if the committee so requests.  The secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors.  Unless the corporation has appointed a transfer agent, the secretary shall keep or cause to be kept the stock and transfer records of the corporation.  The secretary shall have such other powers and duties as the board of directors, the chief executive officer or the president may determine.

3.18.                           Assistant Secretaries.  The assistant secretaries, if any, shall have such powers and duties as the board of directors, the chief executive officer, the president or the secretary may assign to them.  If the board of directors elects more than one assistant secretary, then it shall determine their respective titles, seniority and duties.  If the secretary is absent, disqualified from acting, unable to act or refuses to act, the most senior in rank of the assistant secretaries (as determined by the board of directors) shall have the powers of, and shall perform the duties of, the secretary.

Article  4.                                         Capital Stock

4.1.                                  Stock Certificates.  The corporation’s shares of stock shall be represented by certificates, provided that the board of directors may, subject to the limits imposed by law, provide by resolution or resolutions that some or all of any or all classes or series shall be uncertificated shares.  Notwithstanding the adoption of such a resolution, every holder of shares of stock represented by certificates and every holder of uncertificated shares, upon request, shall be entitled to have a certificate representing such shares in such form as shall be approved by the board of directors.  Stock certificates shall be numbered in the order of their issue and shall be signed by or in the name of the corporation by (i) the chairman, the president or a vice president and (ii) the treasurer, an assistant treasurer, the secretary or an assistant secretary.  Any or all of the signatures on a certificate may be a facsimile.  In case any officer, transfer agent or registrar who signed or whose facsimile signature has been placed upon a certificate shall have ceased to be an officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.  Each certificate that is subject to any restriction on transfer shall have conspicuously noted on its face or back either the full text of the restriction or a statement of the existence of the restriction.

4.2.                                  Registration; Registered Owners.  The name of each person owning a share of the corporation’s capital stock shall be entered on the books of the corporation together with the number of shares owned, the number or numbers of the certificate or certificates covering such shares and the dates of issue of each certificate.  The corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes regardless of any transfer, pledge or other disposition of such stock until the shares have been properly transferred on the books of the corporation.

4.3.                                  Stockholder Addresses.  It shall be the duty of each stockholder to notify the corporation of the stockholder’s address.

4.4.                                  Transfer of Shares.  Registration of transfer of shares of the corporation’s stock shall be made only on the books of the corporation at the request of the registered holder or of the registered holder’s duly authorized attorney (as evidenced by a duly executed power of attorney provided to the corporation) and upon surrender of the certificate or certificates representing those shares properly endorsed or accompanied by a duly executed stock power.  The board of directors may make further rules and regulations concerning the transfer and registration of shares of stock and the certificates representing them and may appoint a transfer agent or registrar or both and may require all stock certificates to bear the signature of either or both.

4.5.                                  Lost, Stolen, Destroyed or Mutilated Certificates.  The corporation may issue a new stock certificate of stock in the place of any certificate theretofore issued by it alleged to have been lost, stolen, destroyed or mutilated.  The board of directors may require the owner of the allegedly lost, stolen or destroyed certificate, or the owner’s legal representatives, to give the corporation such bond or such surety or sureties as the board of directors, in its sole discretion, deems sufficient to indemnify the corporation against any claim that may be made against it on account of the alleged loss, theft or destruction or the issuance of such new certificate and, in the case of a certificate alleged to have been mutilated, to surrender the mutilated certificate.

Article  5.                                         General Provisions

5.1.                                  Waiver of Notice.  Any stockholder or director, may execute a written waiver or give a waiver by electronic transmission of notice of the meeting, either before or after such meeting.  Any such waiver shall be filed with the records of the corporation.  If any stockholder or director shall be present at any meeting it shall constitute a waiver of notice of the meeting, except when that stockholder or director attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.  A waiver of notice of meeting need not specify the purposes of the meeting.

5.2.                                  Electronic Transmissions.  For purposes of these bylaws, “electronic transmission” shall mean a form of communication not directly involving the physical transmission of paper that satisfies the requirements with respect to such communications contained in the Delaware General Corporation Law.

5.3.                                  Fiscal Year.  The fiscal year of the corporation shall be fixed by resolution of the board of directors.

5.4.                                  Voting Stock of Other Organizations.  Except as the board of directors may otherwise designate, each of the chief executive officer and the treasurer may waive notice of, and act as, or appoint any person or persons to act as, proxy or attorney-in-fact for the corporation (with power of substitution) at any meeting of the stockholders, members or other owners of any other corporation or organization the securities or ownership interests of which are owned by the corporation.

5.5.                                  Corporate Seal.  The Corporation shall have no seal.

5.6.                                  Amendment of Bylaws.  These bylaws, including any bylaws adopted or amended by the stockholders, may be amended or repealed by the board of directors.

Article  6.                                         Indemnification

6.1.                                  Indemnification.  The corporation shall, to the fullest extent permitted by law, indemnify every person who is or was a party or is or was threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative (an “Action”), by reason of the fact that such person is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, trustee, plan administrator or plan fiduciary of another corporation, partnership, limited liability company, trust, employee benefit plan or other enterprise (an “Indemnified Person”), against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement or other disposition that the Indemnified Person actually and reasonably incurs in connection with the Action.  The board of directors may authorize the purchase and maintenance of insurance and/or the execution of individual agreements for the purpose of such indemnification.

6.2.                                  Advancement of Expenses.  Upon written request from an Indemnified Person, the corporation shall pay the expenses (including attorneys’ fees) incurred by such Indemnified Person in connection with any Action in advance of the final disposition of such Action.  The corporation’s obligation to pay expenses pursuant to this Section shall be contingent upon the Indemnified Person providing the undertaking required by the Delaware General Corporation Law.

6.3.                                  Non-Exclusivity.  The rights of indemnification and advancement of expenses contained in this Article shall not be exclusive of any other rights to indemnification or similar protection to which any Indemnified Person may be entitled under any agreement, vote of stockholders or disinterested directors, insurance policy or otherwise.

6.4.                                  Heirs and Beneficiaries.  The rights created by this Article shall inure to the benefit of each Indemnified Person and each heir, executor and administrator of such Indemnified Person.

6.5.                                  Effect of Amendment.  Neither the amendment, modification or repeal of this Article nor the adoption of any provision in these bylaws inconsistent with this Article shall adversely affect any right or protection of an Indemnified Person with respect to any act or omission that occurred prior to the time of such amendment, modification, repeal or adoption.